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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of International CableTel Incorporated for the registration of 7% Convertible Subordinated Notes Due 2008 and to the incorporation by reference therein of our report on the consolidated financial statements of NTL Group Limited dated March 15, 1996, included in International CableTel's Form 8K-A filed with the Securities and Exchange Commission on May 30, 1996.

                                          Ernst & Young

London, England
July 3, 1996